SUBSCRIPTION AGREEMENT

This SUBSCIPTION AGREEMENT (the "**Agreement**") is entered into by and between KSIX MEDIA HOLDINGS, INC. (hereinafter the "**Company**") a corporation organized under the laws of the state of Nevada and BCAN HOLDINGS, LLC, a Nevada Limited Liability Company (the "**Purchaser**"). Hereinafter the Company and the Purchaser shall collectively referred to as "**the Parties**" or singularly as "**a Party**" pursuant to the terms and conditions as set forth herein.

Recitals

WHEREAS, the Purchaser wishes to invest a minimum of FIFTY THOUSAND DOLLARS ($50,000 USD – the "**Minimum Purchase**") to a maximum of THREE HUNDRED AND TWENTY THOUSAND DOLLARS ($320,000 USD – the "**Maximum Purchase**") in UNITS of the Company's common stock, as further defined hereunder;

WHEREAS, each "**Unit**" shall be priced at $0.08 per Unit, which shall contain one (1) share of Common Stock and two (2) Warrants to purchase additional common stock of the Company, with each Warrant entitling the Purchaser to purchase an additional share of Common Stock of the Company at a purchase price of $0.50 per share for a period of eighteen (18) months from the earlier of: (1) the end of the Effective Period; (2) the date the Maximum Purchase is achieved, or (3) the date the Company receives written notice from the Purchaser that he chooses to not complete the Maximum Purchase;

WHEREAS, the Purchaser shall have a non-transferrable and irrevocable option (the "**Option**") for up to Forty-Five (45) days from the date of the initial purchase by the Purchaser and receipt of the Minimum Purchase proceeds by the Company (the "**Effective Period**") to increase the amount of the transaction up to the Maximum Purchase Amount.

WHEREAS, the Option and the Effective Period as defined in the paragraph above may be extended an additional Forty-Five (45) days at the sole option of the Purchaser by purchasing an additional FIFTY THOUSAND DOLLARS in Units according to the same terms as set forth in this Agreement before the end of the initial Effective Period as set forth above.

WHEREAS, the Purchaser acknowledges that he has read and understood the documents accompanying this Agreement including but not limited to the: (1) Investor Suitability Questionnaire which is attached as Exhibit "A"; (2) the Executive Summary and Business Plan; (3) all periodic filings with the Securities and Exchange Commission to date publically available via Edgar at www.sec.gov; (4) the Amended and Restated Articles and Bylaws for the Company; and (5) any relevant financial statements for the Company and its Subsidiaries.

WHEREAS, the Parties, and each of them acknowledge the Maximum and/or Minimum Purchase is a transaction not registered under the Securities Act of 1933 (the "Securities Act"), but is considered to be exempt therefrom pursuant to Section 4(a)(2) thereof as promulgated pursuant such same said Act, as amended;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Parties hereto agree as follows:

ARTICLE I

TERMS OF THE AGREEMENT

Section 1.1 Issuance, Sale and Purchase of Common Stock

Upon the terms and subject to the conditions of this Agreement, the Purchaser hereby agrees to purchase, and the Company hereby agrees to issue, sell and deliver to the Purchaser, at the Closing (as defined below), a common stock certificate (which shall be fully paid and non-assessable, and free and clear of all liens or encumbrances except for restrictions arising under the Securities Act) and a Warrant Agreement for the requisite amounts in proportion and calculated by the number of Units purchased by the Purchaser in this Private Placement Offering;

Section 1.2 Closing.

a) Closings. The Closing shall occur at the earliest date of: (1) the end of the Effective Period or extension thereof; (2) the date the Maximum Purchase is achieved, or (3) the date the Company receives written notice from the Purchaser that he chooses to not complete the Maximum Purchase; at which such time, and only then, shall the Purchaser shall receive a common stock certificate and a final warrant agreement for the requisite amount of Units purchased at Closing as defined herein under Section 1.2;

b) Total Number of Shares. The total number of shares of Common Stock that the Purchaser shall receive at the Closing shall be equal to the number of Units purchased during the Effective Period, or extension thereto, through to the day of Closing as defined in Section 1.2(a) above (the "Purchased Shares").

c) Total Number of Warrants - The total number of Warrants to be set forth in the Warrant Agreement (to be received by the Purchaser at Closing a form of which is attached as Exhibit "B") shall be equal to the twice the number of Units purchased by the Purchaser during the Effective Period through to the day of Closing as defined in Section 1.2(a) above (the Warrants").

d) Restrictive Legend. The certificate representing Purchased Shares and the Warrant shall be endorsed with the following legend (generally understood to be a restrictive legend under Rule 144):

> THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE "ACT") OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED: (A) IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (2) AN EXEMPTION OR QUALIFICATION UNDER THE ACT AND OTHER APPLICABLE SECURITIES LAWS OR (3) DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED; AND (B) WITHIN THE UNITED STATES OR TO ANY U.S. PERSON, AS EACH OF THOSE TERMS IS DEFINED IN REGULATION S UNDER THE ACT, DURING THE 40 DAYS FOLLOWING CLOSING OF THE PURCHASE. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.

e) The representations and warranties of such Purchaser contained in Section 2.2 of this

Agreement shall have been true and correct in all material respects on the date of this Agreement and on and as of the Closing Date; and such Purchaser shall have performed and complied in all material respects with all, and not be in breach or default in any material respect under any, agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing Date.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company - The Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, as follows:

a) Due Formation. The Company is a company duly incorporated as an exempted company with limited liability, validly existing and in good standing under the laws of the state of Nevada. The Company has all requisite power and authority to carry on its business as it is currently being conducted.

b) Authority. The Company has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by the Company pursuant to this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and any agreements, certificates, documents and instruments to be executed and delivered by the Company pursuant to this Agreement, and the performance by the Company of its obligations hereunder, have been duly authorized by all requisite actions on its part.

c) Valid Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

d) Due Issuance of the Purchased Shares and Warrant Agreement. The Purchased Shares and the Warrants purchased pursuant to this Agreement have been duly authorized and, when issued and delivered to and paid for by such Purchaser pursuant to this Agreement, will be validly issued, fully paid and non-assessable and free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, right of first refusal, right of pre-emption, third party right or interest, claim or restriction of any kind or nature, except for restrictions arising under the Securities Act or created by virtue of this Agreement or the Lock-up Agreement and upon delivery and entry into the register of members of the Company will transfer to such Purchaser good and valid title to its Purchased Shares.

e) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any provision of the organizational documents of the Company or its Subsidiaries or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Company or its Subsidiaries is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries is bound or to which any of the Company's or its Subsidiaries' assets are subject. There is no action, suit or proceeding, pending or threatened against the Company or its Subsidiaries that questions the

validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby.

f) Consents and Approvals. Neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of any of the transactions contemplated hereby, nor the performance by the Company of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing Date.

g) Compliance with Laws. The business of the Company or its Subsidiaries is not being conducted in violation of any law or government order applicable to the Company except for violations which do not and would not have a Material Adverse Effect. As used herein, "Material Adverse Effect" shall mean any event, fact, circumstance or occurrence that, individually or in the aggregate with any other events, facts, circumstances or occurrences, results in or would reasonably be expected to result in a material adverse change in or a material adverse effect on any of (i) the financial condition, assets, liabilities, results of operations, business, or operations of the Company or its Subsidiaries taken as a whole, except to the extent that any such Material Adverse Effect results from changes in generally accepted accounting principles that are generally applicable to comparable companies or changes in general economic and market conditions; or the ability of the Company to consummate the transactions contemplated by this Agreement and to timely perform its obligations under the Agreement.

h) SEC Filings. Subsequent to the Closing, the Company does not intend to file a Registration Statement on Form S-1, as supplemented or amended, nor will any such filings will not yet have been declared effective by the SEC relevant to this Agreement.

i) Investment Company. The Company is not and, after giving effect to the offering and sale of the Purchased Shares, the consummation of the offer and the application of the proceeds hereof and thereof, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

j) Events Subsequent to Most Recent Fiscal Period. Since FYE December 31, 2015 until the date hereof and to the Closing Date, there has not been any event, fact, circumstance or occurrence that has had or would reasonably be expected to have a Material Adverse Effect.

k) Litigation. There are no actions by or against the Company or its Subsidiaries or affecting the business or any of the assets of the Company or its Subsidiaries pending before any governmental authority, or, to the Company's knowledge, threatened to be brought by or before any governmental authority, that has had or would reasonably be expected to have a Material Adverse Effect.

Section 2.2 Representations and Warranties of the Purchaser.

The Purchaser hereby represents and warrants, severally but not jointly, to the Company as of the date hereof and as of the Closing Date, as follows:

a) Purchaser Residence. The Purchaser is a resident of the State of Illinois, and is an "Accredited Investor" as defined under Regulation D, Rule 501 (See Subsection h below).

b) Violations of Law. The Purchaser is not subject to investigation for any violations of federal or state securities laws and is not in possession of any inside non-public information regarding the Company or its subsidiaries. The Purchaser intends to follow all relevant state and federal securities laws relevant to this Agreement.

c) Required SEC Filings. The Purchaser will within fifteen (15) days of the execution of this Agreement file all required documents with the SEC including without limitation beneficial ownership forms, etc. as may be required.

d) Authority. The Purchaser has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by the Purchaser pursuant to this Agreement and to perform its obligations hereunder. The execution and delivery by the Purchaser of this Agreement and any agreements, certificates, documents and instruments to be executed and delivered by the Purchaser pursuant to this Agreement, and the performance by the Purchaser of its obligations hereunder have been duly authorized by all requisite actions on its part.

e) Valid Agreement. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

f) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any provision of the organizational documents of the Purchaser or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Purchaser is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which the Purchaser is a party or by which the Purchaser is bound or to which any of the Purchaser's assets are subject. There is no action, suit or proceeding, pending or threatened against the Purchaser that questions the validity of this Agreement or the right of the Purchaser to enter into this Agreement or to consummate the transactions contemplated hereby.

g) Consents and Approvals. Neither the execution and delivery by the Purchaser of this Agreement, nor the consummation by the Purchaser of any of the transactions contemplated hereby, nor the performance by the Purchaser of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing Date.

h) Accredited Investor. The Purchaser is an accredited investor as that term is defined in Rule 501(a) of the Securities Act; an investor experienced in the evaluation of businesses similar to that of the Company; is able to fend for itself in the transactions contemplated in the Agreement; has such knowledge and experience of financial, business and investment matters as to be capable of evaluating the merits and risks of this investment; has the ability to bear the economic risks of this investment; and has been afforded the opportunity to ask questions of and to receive answers from the Company as necessary for the Purchaser to make an informed investment decision with respect to the purchase of the Shares as contemplated herein and as is further set forth in the Investor Suitability Questionnaire attached hereto in **Exhibit A**.

i) Covenant Not to Transfer. The Purchaser expressly acknowledges that any rights to the purchase of any Units of common stock and/or warrants for the purchase of common stock granted to it hereunder by the Company shall be non-transferrable rights which shall not be transferrable

from the Purchaser to any third parties during the Effective Period of the Agreement or in the subsequent period thereafter as contemplated in **Exhibit B**.

j) Investment Intent.

i. *Experience.* The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in its Purchased Shares.

ii. *Risk of Loss*. The Purchaser is capable of bearing the economic risks of the investment in the Company under these terms and conditions, including a complete loss. Not only does the Purchaser have the financial wherewithal to sustain the complete loss of such investment, but the Purchaser understands that such investment at this time and under these circumstances is highly speculative and inherently risky.

iii. *Purchase Entirely for Own Account*. The Purchaser is acquiring the Purchased Shares for its own account for investment purposes only and not with the view to, or with any intention of, resale, distribution or other disposition thereof. The Purchaser does not have any direct or indirect arrangement, or understanding with any other persons to distribute, or regarding the distribution of the Purchased Shares in violation of the Securities Act or any other applicable state securities law.

iv. *Solicitation*. The Purchaser was not identified or contacted through the marketing of the Offering and did not contact the Company as a result of any general solicitation.

v. *Information*. The Purchaser has been furnished access to all materials and information such Purchaser has requested relating to the Company and its subsidiaries and other due diligence documents in order to evaluate the transactions contemplated by this Agreement. The Purchaser has consulted to the extent deemed appropriate by such Purchaser with such Purchaser's own advisers as to the financial, tax, legal and related matters concerning an investment in shares of the Company.

vi. *FINRA*. The Purchaser does not, directly or indirectly, own more than five per cent of the outstanding common stock (or other voting securities) of any member of the Financial Industry Regulatory Authority, Inc. ("FINRA") or a holding company for a FINRA member, and is not otherwise a "restricted person" for the purposes of the Free-Riding and Withholding Interpretation of FINRA.

ARTICLE III

INDEMNIFICATION

Section 3.1 Indemnification.

The Company and the Purchaser (an "Indemnifying Party") shall indemnify and hold each other and their directors, officers, employees, advisors and agents (collectively, the "Indemnified Party") harmless from and against any losses, claims, damages, fines, expenses and liabilities of any kind or nature whatsoever, including but not limited to any investigative, legal and other expenses incurred in connection with, and any amounts paid in settlement of, any pending or threatened legal action or proceeding, and any taxes or levies that may be payable by such person by reason of the indemnification of any indemnifiable loss hereunder (collectively, "Losses") resulting from or arising out of: (i) the breach of any representation or warranty of such Indemnifying Party contained in this Agreement or in any schedule or

exhibit hereto; or (ii) the violation or nonperformance, partial or total, of any covenant or agreement of such Indemnifying Party contained in this Agreement for reasons other than *gross negligence* or *willful misconduct* of such Indemnified Party. In calculating the amount of any Losses of an Indemnified Party hereunder, the amount of the Losses shall be subtracted the amount of any insurance proceeds and third-party payments received by the Indemnified Party with respect to such Losses, if any. For the avoidance of doubt, the obligations of the Purchasers under this Section 4.1 are several but not joint.

Section 3.2 Third Party Claims.

a) If any third party notifies any Indemnified Party in writing with respect to any matter involving a claim by such third party (a "Third Party Claim") which such Indemnified Party believes would give rise to a claim for indemnification against the Indemnifying Party under this Article IV, then the Indemnified Party shall promptly (i) notify the Indemnifying Party thereof in writing within thirty (30) days of receipt of notice of such claim and (ii) transmit to the Indemnifying Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), and the basis of the Indemnified Party's request for indemnification under this Agreement.

b) Upon receipt of a Claim Notice with respect to a Third Party Claim, the Indemnifying Party shall have the right to assume the defense of any Third Party Claim by, within (30) days of receipt of the Claim Notice, notifying the Indemnified Party in writing that the Indemnifying Party elects to assume the defense of such Third Party Claim, and upon delivery of such notice by the Indemnifying Party, the Indemnifying Party shall have the right to fully control and settle the proceeding, provided, that, any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnified Party.

c) If requested by the Indemnifying Party, the Indemnified Party shall, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party elects to contest, including the making of any related counterclaim against the person asserting the Third Party Claim or any cross complaint against any person. The Indemnified Party shall have the right to receive copies of all pleadings, notices and communications with respect to any Third Party Claim, other than any privileged communications between the Indemnifying Party and its counsel, and shall be entitled, at its sole cost and expense, to retain separate co-counsel and participate in, but not control, any defense or settlement of any Third Party Claim assumed by the Indemnifying Party pursuant to Section 4.2(b).

d) In the event of a Third Party Claim for which the Indemnifying Party elects not to assume the defense or fails to make such an election within the 30 days of the Claim Notice, the Indemnified Party may, at its option, defend, settle, compromise or pay such action or claim at the expense of the Indemnifying Party; provided, that, any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

Section 3.3 Other Claims.

In the event any Indemnified Party should have a claim against the Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall promptly transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, the Indemnified Party's best estimate of the amount of Losses attributable to such claim and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the Indemnifying Party shall be deemed to have accepted and agreed with such claim.

Section 3.4 Cap on Losses.

Notwithstanding the foregoing, the Indemnifying Party shall have no liability (for indemnification or otherwise) with respect to any Losses in excess of the applicable Purchase Price.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Survival of the Representations and Warranties.

All representations and warranties made by any party hereto shall survive for two (2) years and shall terminate and be without further force or effect on the second anniversary of the date hereof, except as to (i) any claims thereunder which have been asserted in writing pursuant to Section 4.1 against the party making such representations and warranties on or prior to such second anniversary, and (ii) the Company's representations contained in Section 2.1(a), (b), (c), (d) and (e) hereof, each of which shall survive indefinitely.

Section 4.2 Governing Law; Arbitration.

This Agreement shall be governed and interpreted in accordance with the laws of the State of Nevada without giving effect to the conflicts of law principles thereof. Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination ("Dispute") shall be referred to and finally resolved by arbitration in the state of Nevada in accordance with the rules promulgated by the American Arbitration Association. The arbitrator will be chosen through the mutual agreement of the Parties.

Section 4.3 Amendment.

This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the parties hereto.

Section 4.4 Binding Effect.

This Agreement shall inure to the benefit of, and be binding upon, each Purchaser, the Company, and their respective heirs, successors and permitted assigns.

Section 4.5 Assignment.

Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by the Company or the Purchaser without the express written consent of the other Party, except that a Purchaser may assign all or any part of its rights and obligations hereunder to any affiliate of such Purchaser without the consent of the Company, provided that no such assignment shall relieve such Purchaser of its obligations hereunder if such assignee does not perform such obligations. Any purported assignment in violation of the foregoing sentence shall be null and void.

Section 4.6 Notices.

All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of actual delivery if delivered personally to the party hereto to whom notice is to be given, on the date sent if sent by electronic mail, telecopier, telefax or prepaid telegram or messenger service, on the next business day following delivery to Federal Express properly addressed or on the day of attempted delivery by the U.S. Postal Service if mailed by registered or certified mail, return receipt requested, postage paid, and properly addressed as follows:

To Company: *To Purchaser:*

KSIX Media Holdings, Inc.
10624 S. Eastern Ave, Suite A-910
Henderson, NV 89052
Fax: 702.701.8036
carter@ksix.com

BCAN Holdings, LLC
4340 S. Valley View Boulevard, Suite 230
Las Vegas, Nevada 89103
Fax: 847-925-1585
anuzzo@glassmountaincapital.com

Section 4.7 Entire Agreement.

This Agreement constitutes the entire understanding and agreement between the Parties with respect to the matters covered hereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby are merged and superseded by this Agreement.

Section 4.8 Severability.

If any provisions of this Agreement shall be adjudicated to be illegal, invalid or unenforceable in any action or proceeding whether in its entirety or in any portion, then such provision shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable, and all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

Section 4.9 Fees and Expenses.

Except as otherwise provided in this Agreement, the Company and the Purchaser will bear their respective expenses incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, including fees and expenses of attorneys, accountants, consultants and financial advisors.

Section 4.10 Confidentiality.

Each party hereto shall keep in confidence, and shall not use (except for the purposes of the transactions contemplated hereby) or disclose, any non-public information disclosed to it or its affiliates, representatives or agents in connection with this Agreement or the transactions contemplated hereby. Each party hereto shall ensure that its affiliates, representatives and agents keep in confidence, and do not use (except for the purposes of the transactions contemplated hereby) or disclose, any such non-public information.

Section 4.11 Specific Performance.

The Parties agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 4.12 Termination.

In the event that the Effective Date shall not have been set by by May 13, 2016, this Agreement shall be terminated with no further force or effect, except for the provisions of Section 5.10, which shall survive any termination under this Section 5.12.

Section 4.13 Description of Purchasers.

a) The Company shall afford the Purchaser a reasonable opportunity in which to review and comment on any description of the Purchaser and/or the transactions contemplated by this Agreement with respect to such Purchaser that is to be included in the periodic filings with the Securities and

Exchange Commission filed after the date hereof, and the Company shall take into account such comments from Purchaser.

b) The Purchaser acknowledges that the Company will rely upon the truth and accuracy of its Purchaser Description, as contained in **Exhibit A** hereto, and agrees to notify the Company promptly in writing if any of the content contained therein ceases to be accurate and complete or becomes misleading.

Section 4.14 Headings.

The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

Section 4.15 Execution in Counterparts.

For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have read and understood the foregoing terms and caused this Agreement to be executed as of the day and year as indicated below.

KSIX Media Holdings, Inc. (the "Company")

Dated: 9/16/16

By: [signature]
Name: Carter Matzinger
Title: President

BCAN Holdings, LLC (the "Purchaser")

Dated: 9-15-2016

By: [signature]
Name: Anthony P. Nuzzo Jr.
Title: Manager